                                                                    Exhibit 10.5


                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------


        This Agreement is made as of November 17, 1995, by and between Cambridge Industries, Inc., a Delaware corporation (the "Company"), and Bain Capital,
                                               -------
Inc., a Delaware corporation ("Bain").
                               ----

        WHEREAS, the Company desires to retain Bain and Bain desires to perform for the Company and its subsidiaries certain services;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

        1.   Term.  This Agreement shall be in effect for an initial term of 5
             ----
years commencing on the date hereof (the "Term"), and shall be automatically
                                          ----
extended thereafter on a year to year basis unless the Company or Bain provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

        2.   Services.  Bain shall perform or cause to be performed such
             --------
services for the Company and its subsidiaries as directed by the Company's board of directors (the "Board"), which may include, without limitation, the
                   -----
following:

        (a)   general executive and management services;

        (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries;

        (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

        (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

        (e) marketing functions, including monitoring of marketing plans and strategies;

        (f) human resource functions, including searching and hiring of executives; and
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        (g)  other services for the Company and its subsidiaries upon which the
Board and Bain agree.

        3.   Advisory Fees and Transaction Fees.  Payment to Bain for services
             -----------------------------------
rendered in connection with the performance of services pursuant to this Agreement shall be $875,000 per year ("Advisory Fees") plus reasonable
                                       -------------
out-of-pocket expenses of Bain, payable by the Company on a quarterly basis in arrears commencing December 31, 1995; provided that, the amount payable to Bain
                                       --------
respect of Advisory Fees for any given quarter will be reduced by the amount of Transaction Fees (as defined below), if any, received by Bain during such quarter, and, to the extent Transaction Fees received by Bain exceed Advisory Fees payable by the Company for such quarter, such excess will be carried forward and will reduce future Advisory Fees payable during the next three consecutive fiscal quarters (but will not be carried forward to offset Advisory Fees beyond the third consecutive fiscal quarter after the fiscal quarter in which the Transaction Fees were received).

        (b) During the term of this Agreement, Bain shall be entitled to receive from the Company a transaction fee in connection with the consummation of each acquisition by the Company of an additional business in an amount equal to 1% of the aggregate transaction value of such acquisition (each such payment, a "Transaction Fee"); provided that, Bain may waive the payment of a Transaction
   ---------------    --------
Fee in connection with any acquisition as to which Bain and the Board mutually agree that a Transaction Fee is not appropriate. In addition, upon the consummation of the transactions contemplated by the Refinancing Agreement dated as of the date hereof by and among the Company and the Company's equityholders, the Company shall pay to Bain a transaction fee of $2,250,000 in immediately available funds, to an account designated by Bain.

        4.   Personnel.  Bain shall provide and devote to the performance of
             ---------
this Agreement such partners, employees and agents of Bain as Bain shall deem appropriate to the furnishing of the services required.

        5.   Liability.  Neither Bain nor any of its affiliates, partners,
             ---------
employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Bain, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

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     6.  Indemnity.  The Company and its subsidiaries shall defend, indemnify
         ---------
and hold harmless Bain, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "Claim") by any person with respect to, or in any way related to, the
    -----
performance of services contemplated by this Agreement (included attorneys'
fees) (collectively, "Claims") resulting from any act or omission of Bain, its
                      ------
affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and Bain, its officers, directors, affiliates, partners, employees or agents or in which Bain, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by Bain, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents, then Bain shall reimburse the Company and its subsidiaries for the costs of defense and other costs incurred by the Company and its subsidiaries.

     7.  Notices.  All notices hereunder shall be in writing and shall be
         -------
delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

         To the Company:
         --------------

         Cambridge Industries, Inc.
         555 Horace Brown Drive
         Madison Heights, Michigan  48071
         Attention: Board of Directors

         To Bain:
         -------

         Bain Capital, Inc.
         Two Copley Place
         Boston, Massachusetts  02116
         Attention: Robert C. Gay
                    Edward Conard
                    Ronald P. Mika

     8.  Assignment.  Neither party may assign any obligations hereunder to any
         ----------
other party without the prior written consent of the other party; such consent shall not be unreasonably

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withheld; provided, however, that Bain may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company. The assignor shall remain liable for the performance of any assignee.

     9. Successors. This Agreement and all the obligations and benefits
        ----------
hereunder shall inure to the successors and assigns of the parties.

     10. Counterparts. This Agreement may be executed and delivered by each
         ------------
party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

     11. Entire Agreement; Modification; Governing Law. The terms and conditions
         ---------------------------------------------
hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Michigan.


                                 *   *   *   *

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        IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement as of the date first written above.

                                        CAMBRIDGE INDUSTRIES, INC.


                                        By: [SIGNATURE APPEARS HERE]
                                           ------------------------------
                                        Its: Pres.
                                            -----------------------------

                                        BAIN CAPITAL, INC.


                                        By: [SIGNATURE APPEARS HERE]
                                           ------------------------------
                                        Its:
                                            -----------------------------

                  AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

     This AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this "Amendment"), dated March 1, 1996, is by and between Cambridge Industries, Inc. (the "Company") and Bain Capital, Inc. ("Bain").

     WHEREAS, Bain is acting as an advisor to the Company pursuant to the terms of that certain Management Services Agreement (the "Agreement") dated as of November 17, 1995 between the Company and Bain.

     WHEREAS, the Company and Bain wish to amend the Agreement.

     NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

     1. Paragraph 3 of the Agreement is hereby amended by replacing subparagraph 3(a) with the following:

                 "3.  Advisory Fees and Transaction Fees.  (a) Payment to Bain
                      ----------------------------------
         for services rendered in connection with the performance of services pursuant to this Agreement shall be $950,000 per year ("Advisory Fees")
                                                                 -------------
         plus reasonable out-of-pocket expenses of Bain, payable by the Company on a quarterly basis in arrears commencing March 31, 1996; provided
                                                                    --------
         that, the amount payable to Bain in respect of Advisory Fees for any
         ----
         given quarter will be reduced by the amount of Transaction Fees (as defined below)(other than the $412,500 Transaction Fee payable to Bain in connection with the acquisition of the Reinforced Plastic Division of GenCorp, Inc.), if any, received by Bain during such quarter, and, to the extent such Transaction Fees received by Bain exceed Advisory Fees payable by the Company for such quarter, such excess will be carried forward and will reduce future Advisory Fees payable during the next three consecutive fiscal quarters (but will not be carried forward to offset Advisory Fees beyond the third consecutive fiscal quarter after the fiscal quarter in which the Transaction Fees were received)."

         2.  Applicable Law.  All issues and questions concerning the
             --------------
construction, validity, interpretation and enforceability of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

        3.  Counterparts; Effectiveness.  This Amendment may be executed in any
            ---------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by each party hereto.

                                   * * * * *

                                       2
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      IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be excuted by their respective officers hereunto duly authorized as of the day and year first written above.


                                   CAMBRIDGE INDUSTRIES, INC.



                                   By: /s/ Edward Conas
                                      --------------------------------
                                       Name:   Edward Conas
                                       Title:  Vice President


                                   BAIN CAPITAL, INC.



                                   By: /s/ Edward Conas
                                      --------------------------------

                                   Its:
                                       -------------------------------



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